SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant  [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement [ ] Definitive  Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c)or Section 240.14a-12


                                  EDITEK, Inc.
                (Name of Registrant as Specified In Its Charter)

                    (Name of Person(s) Filing Proxy Statement
                          if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    $125 per Exchange Act Rules 0-11(c)(1)(ii),14a-6(i)(2).(Previously Paid)
[  ]   $500 per each party to the controversy pursuant to Exchange Act Rule
       14a-6(i)(3).
[  ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
       1)  Title of each class of securities to which transaction applies:
       2)  Aggregate number of securities to which transaction applies:
       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11;1
       4)  Proposed maximum aggregate value of transaction:
           1 Set forth the amount on which the filing fee is calculated and state how it was determined.
[   ] Fee Paid Previously with preliminary materials.
[   ] Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2)and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
      1)  Amount Previously Paid:
      2)  Form, Schedule or Registration Statement No:
      3)  Filing Party:
      4)  Date Filed:

                                  EDITEK, INC.
                                1238 Anthony Road
                        Burlington, North Carolina 27215


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         To Be Held on December 19, 1996


         NOTICE IS HEREBY GIVEN that the Annual Meeting of the stockholders ("Annual Meeting") of EDITEK, INC., a Delaware corporation (the "Company"), will be held at the offices of MEDTOX Laboratories, Inc. located at 402 West County Road D, Saint Paul, Minnesota on Thursday, December 19, 1996 at 1:00 p.m. (CST) for the following purposes:

     1. To elect seven directors to serve on the Board of Directors of the Company (the "Board of Directors") for the ensuing year; and

     2. To consider and act upon a proposal to ratify and approve an amendment to Article Fourth of the Company's Certificate of Incorporation to increase its authorized Common Stock from 30,000,000 to 60,000,000 shares, and

     3. To consider and act upon an amendment to the Company's Employee Stock Purchase Plan to increase from 150,000 to 500,000 the number of shares authorized to be issued pursuant to that Plan; and

     4. To consider and act upon any other matters which may properly come before the meeting or any adjournment thereof.

      In accordance with the provisions of the Bylaws of the Company, the Board of Directors has fixed the close of business on November 8, 1996 as the record date for the determination of the holders of the shares of Common Stock entitled to notice of, and to vote at, the Annual Meeting.

      Your attention is directed to the accompanying Proxy Statement.

      Stockholders are requested to date, sign and mail the enclosed Proxy as promptly as possible, whether or not they expect to attend the meeting in person.

                                 By Order of the Board of Directors,


                                 Harry G. McCoy
                                 Chairman of the Board and President



Burlington, North Carolina
November __, 1996

                                  EDITEK, INC.
                                1238 Anthony Road
                        Burlington, North Carolina 27215

                           PRELIMINARY PROXY STATEMENT


                         ANNUAL MEETING OF STOCKHOLDERS
                                December 19, 1996


                                     PROXIES

         The enclosed proxy (the "Proxy") is solicited by and on behalf of the Board of Directors of EDITEK, INC., a Delaware corporation (the "Company"), for use at the Company's 1996 annual meeting of stockholders (the "Annual Meeting") and at any and all adjournments thereof. Any stockholder has the power to revoke his or her Proxy at any time before it is voted. A Proxy may be revoked (1) by delivery of written notice of revocation to the Secretary of the Company at its principal office, 1238 Anthony Road, Burlington, North Carolina 27215, (2) by the execution of a subsequent Proxy and presentment of such subsequent Proxy at the Annual Meeting or (3) by attendance at the Annual Meeting and voting in person. This solicitation is being made by use of the mails and the cost thereof will be borne by the Company. Shares represented by valid Proxies will be voted in accordance with the instructions indicated thereon. Unless otherwise directed, votes will be cast FOR the election of the directors named, FOR Proposal 2 concerning the amendment to the Company's Certificate of
Incorporation increasing the number of authorized common shares, and FOR Proposal 3 to amend the Company's Employee Stock Purchase Plan to increase to 500,000 the number of shares issuable under the Plan.

         The costs of solicitation of proxies will be borne by the Company. In addition to use of mails, proxies may be solicited personally, or by telephone by one or more of the regular personnel of the Company without additional compensation. The Company expects to pay an independent proxy solicitor approximately $15,000 as compensation for the solicitation of proxies. In addition, the Company may reimburse brokers and other custodians, nominees and fiduciaries for their expenses for sending proxy material to beneficial owners, in accordance with Securities and Exchange Commission regulations.

         The Company  anticipates  mailing proxy materials and the annual report
for  its  fiscal  year  ended  December  31,  1995  (the  "Annual   Report")  to
stockholders of record as of November 8, 1996 (the "Stockholders") on or about November 14, 1996.

                            OUTSTANDING VOTING STOCK

         Only holders of record of the Company's Common Stock, par value $.15 per share (the "Common Stock"), at the close of business on November 8, 1996, are entitled to vote on matters to be presented at the Annual Meeting. Each share of Common Stock is entitled to one vote with respect to all such matters. The number of shares of Common Stock outstanding and entitled to vote at the close of business on November 8, 1996 was 25,513,284.

                          VOTE AND QUORUM REQUIREMENTS

         The presence in person or by Proxy of Stockholders of a majority of the outstanding shares of Common Stock is required for there to exist the quorum needed to transact business at the Annual Meeting. If, initially, a quorum should not be present, the Annual Meeting may be adjourned from time to time until a quorum is obtained.

         A plurality of the votes cast is required to elect the Directors. The affirmative vote of a majority of the outstanding shares of Common Stock is required for approval of the proposed amendment to the certificate of incorporation of the Company. The votes of a majority of the shares present at the meeting in person or by proxy is required for approval of the amendment to the employee stock purchase plan.

         In the election of Directors, any action that other than a vote for a nominee will have the practical effect of voting against the nominee. Abstention from voting will have the practical effect of voting against any of the other proposals since it is one less vote for approval. Abstentions and "broker non-votes" (as defined below) are counted for purposes of determining whether a quorum is present, but do not represent votes cast with respect to any proposal. "Broker non-votes" are shares held by a broker or nominee for which an executed proxy is received by the Company, but are not voted as to one or more proposals because instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power.

         An independent party will receive and tabulate all proxies and ballots, and such independent party and certain other team members of the Company will act as voting inspectors at the Annual Meeting.

                        COMMON STOCK OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information available to the Company as of November 1, 1996 regarding the beneficial ownership of the Common Stock by
(i) each person known by the Company to beneficially own more than Five Percent (5%) of the outstanding Common Stock, (ii) each of the Directors and nominees for Director of the Company, (iii) the Chief Executive Officer and all executive officers whose compensation was $100,000 or greater during 1995, and (iv) all executive officers, Directors and nominees for Directors of the Company as a group:

                                                                       Number of Shares            Percent of Common
    Name                                                             Beneficially Owned            Stock Outstanding
    ----                                                             ------------------            -----------------
    Morgan Capital, L.L.C.                                                3,896,827                           15.27%
    Magal Company                                                         2,503,020 (1)                        8.93%
    Mifal Klita                                                           2,429,102 (1)                        8.69%
    Newsun Limited                                                        1,871,345 (1)                        6.83%
    Samonor Services                                                      1,767,709 (1)                        6.48%
    Little Wing L.P.                                                      1,403,508 (1)                        5.22%
    Everest Capital                                                       1,939,393 (1)                        7.06%
    Capital Ventures, Int'l.                                              1,545,893 (1)                        5.71%
    Executive Officers and Directors:
    Harry G. McCoy, Pharm. D.
      Chairman and President                                              1,100,956 (2)                        4.32%
    Richard J. Braun
      Chief Executive Officer and Director                                       -0-                            *
    Samuel C. Powell, Ph.D., Director                                       489,979 (3)                        1.92%
    David Bistricer, Director (4)                                                -0-                            *
    Alex Bistricer, Director (5)                                                 -0-                            *
    Louis Perlman, Director                                                 910,000                            3.57%
    James W. Hansen, Director                                                    -0-                            *
    Carole A. Golden, Ph.D.
     Vice President-Research and Development                                 96,082 (6)                         *
    Peter J. Heath
      Vice President-Finance, CFO and
      Secretary                                                             162,056 (7)                         *
    Michael A. Terretti
      Executive Vice President                                              254,892 (8)                         *
   James D. Skinner (9)                                                      33,333 (10)                        *
   All Directors and Executive Officers
    As A Group (10 in number)                                             3,047,298 (11)                      11.74%

*        Less than one percent (1%)

(1) Represents shares of Common Stock issuable upon conversion of shares of Series A Preferred for which the Company has received conversion notices, but which the Company has not issued due to the Company not having a sufficient number of authorized, unissued and unreserved shares of Common Stock. Calculated on the basis of the day the respective conversion notices were received by the Company. See "Amendment of Certificate of Incorporation to Increase Number of Authorized Shares of Common Stock."

(2)      Includes  451,712 shares issued in connection  with the  acquisition of
         MEDTOX  with  contractually   provided  price  protection.   See
         "Amendment of Incorporation to Increase Number of Authorized Shares of Common Stock."

(3) Includes 18,334 shares of Common Stock issuable under stock options and 32,679 shares of Common Stock issuable under Common Stock Purchase Warrants which are or will become exercisable within the next 60 days.

(4)      Mr. Bistricer is an officer and principal member of Morgan Capital
         L.L.C. which owns  3,896,827   shares of Common Stock. See "Certain
         Relationships and Related Transactions."

(5) Mr. Bistricer is an officer and principal member of Morgan Capital L.L.C. which owns 3,896,827 shares of Common Stock. See "Certain Relationships and Related Transactions."

(6) Includes 96,082 shares of Common Stock issuable under options which are or will become exercisable within the next 60 days.

(7) Includes 145,865 shares of Common Stock issuable under options which are or which will become exercisable within the next 60 days.

(8) Includes 124,966 shares of Common Stock issuable under options which are or will become exercisable within the next 60 days.

(9) Mr. Skinner resigned as Director, President and C.E.O. from the Company on July 3, 1996.

(10) Includes 33,333 shares of Common Stock issuable under non-qualified stock options which are or will become exercisable within the next 60 days.

(11) Includes 418,580 shares issuable under stock options and 32,679 shares of Common Stock issuable under Common Stock Purchase Warrants which are or will become exercisable within the next 60 days.

                              ELECTION OF DIRECTORS

         The Certificate of Incorporation provides that the Board of Directors shall consist of not less than three nor more than twelve individuals, with the exact number to be fixed from time to time by the majority vote of the Board of Directors. The Board of Directors has fixed the number of Directors at seven individuals.

         The Board of  Directors  intends  to  present  for action at the Annual
Meeting the election of Harry G. McCoy, Pharm.D., Samuel C. Powell, Ph.D., Richard J. Braun, Louis Perlman, Alex Bistricer, David Bistricer and James W. Hansen to serve for the ensuing year and until their respective successors are duly elected and qualified. Unless otherwise instructed, the enclosed Proxy will be voted FOR the election of the nominees listed below, except that the persons designated as proxies reserve full discretion to cast their votes for another person recommended by the Board of Directors in the unanticipated event that any nominee is unable or declines to serve.

         Directors will be elected by the plurality vote of the holders of Common Stock entitled to vote at the Annual Meeting and present in person or by Proxy.

         The following table sets forth the name, age and the position with the Company of the nominees for Directors:

                                   Director
Name of Nominee            Age     Since          Position with the Company
Harry G. McCoy             45       1996          Chairman of the Board of Directors,
                                                  President and Director
Samuel C. Powell, Ph.D.    43       1986          Director
Richard J. Braun           51       1996          Director
Louis Perlman              63       1996          Director
Alex Bistricer             49       1996          Director
David Bistricer            47       1996          Director
James W. Hansen            41       1996          Director

     Harry G. McCoy, Pharm.D., was elected Chairman of the Board of Directors and President in July 1996 and has served as a Director since January 1996. Dr. McCoy founded MEDTOX in 1984 and served as both Clinical Director and member of the MEDTOX Board of Directors until its acquisition by the Company in January 1996. Dr. McCoy continued as President of MEDTOX following its acquisition by the Company. Dr. McCoy also has academic appointments with the University of Minnesota and the University of North Dakota. Dr. McCoy is also President and Director of MLI Dissolution, Inc. and is Chairman and CEO of the Nova Jazz Corporation, a Minnesota non-profit company.

     Samuel C. Powell, Ph.D., served as Chairman of the Board of Directors from November 1987 to June 1994 and has served as a Director of the Company since September 1986. Dr. Powell served as Chairman of the Board and Chief Executive Officer of Granite Technological Enterprises, from January 1984 until its acquisition by the Company in June 1986.Since 1987, he has been President of Powell Enterprises, Burlington, North Carolina, which engages in the management of a variety of businesses and in commercial real estate development. Additionally, Dr. Powell has been involved in local politics since 1985 as an elected official, and was appointed to serve on the North Carolina Board of Science and Technology from 1989 to 1995.

         Richard J. Braun was named as a Director and elected as Chief Executive Officer in July, 1996. From 1994 until joining the Company, Mr. Braun provided management consulting services to the health care and technology industries. From 1992 until 1994, Mr. Braun served as Chief Operating Officer and as a Director of EBP, Inc., a company providing managed care health plans. From 1989 through 1991, Mr. Braun served as Executive Vice President, Chief Operating Officer and Director of Reich and Tang L.P., an investment advisory and broker dealer firm. Mr. Braun currently is a Director of North Star Universal, a company with investments in health care, food products and computer connectivity and networking as well as Chairman and Director of RSI Systems, Inc., a company with proprietary technology in video conferencing.

     Louis Perlman was named as a Director in July, 1996. Since 1987, Mr. Perlman has served as a director of Alliance National, Inc., an executive office suite company. Mr. Perlman is also the President of Amsterdam Industries, a company which markets women's apparel, a position he has held since 1973. Since 1980, Mr. Perlman has been Executive Vice President and Director of House of Ronnie, a manufacturer of women's and children's apparel.

     Alex Bistricer was named as a Director in July, 1996. Mr. Bistricer is an Officer and Principal Member of Morgan Capital, L.L. C., an investment company. Since 1984, Mr. Bistricer has been active in a family real estate business which concentrates on owner management.

     David Bistricer was named as a Director in July, 1996. Mr. Bistricer is an Officer and Principal Member of Morgan Capital, L.L.C., an investment company. Since 1978, Mr. Bistricer has been active in a family real estate business which concentrates on owner management.

     James W. Hansen was named as a Director in September, 1996. Since 1990, Mr. Hansen has served as a Director of Kinnard Investments, a holding company for John G. Kinnard & Company, Inc. and Primevest Financial Services, Inc., which is based in Minneapolis, Minnesota. Mr. Hansen is currently Chairman of the Compensation and Executive Committees of the Board of Directors of Kinnard Investments. Mr. Hansen also serves as President and Chief Executive Officer of the Hansen Company, an investment company, as Chairman of the Board of Directors of Prostheticare and as President of Rehabne, Inc., both of which are providers of medical services.

         Other Executive Officers

     Carole A. Golden, Ph.D. was elected as Vice President-Research and Development effective November 1987. From 1978 until she joined the Company, Dr. Golden was Scientific Director for Microbiological Research Corporation, Bountiful, Utah, a company engaged in the development and manufacture of clinical diagnostic products. Dr. Golden has published numerous scientific articles pertaining to immunodiagnostics of infectious diseases. She is a member of various scientific societies including the New York Academy of Science and Environmental Mutagen Society.

     Peter J. Heath was appointed Vice President - Finance and Chief Financial Officer on April 29, 1991. Mr. Heath was appointed Secretary and Chief Accounting Officer effective October 31, 1990. Mr. Heath has held the position of Controller of the Company since July 1986. Mr. Heath was employed as Controller and Office Manager of Granite from January 1984 until its acquisition by the Company in June 1986.

     Michael A.  Terretti was  appointed  Vice  President in October  1995.  Mr.
Terretti also served as Vice President and General Manager of the Company's Princeton Diagnostic Laboratories, Inc. subsidiary from the time he joined the Company in March, 1994. Until the Company's acquisition of MEDTOX in January 1996. Mr. Terretti was appointed Executive Vice President of MEDTOX in February 1996. From April 1990 until October 1993, Mr. Terretti was Vice President, Sales and Marketing of Genetic Design, Inc., a genetic testing laboratory company. From October 1993 until joining the Company in March 1994, Mr. Terretti served as a consultant to the Company.

Compliance With Section 16(a) Of The Securities Act of 1934

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company's directors and executive officers, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten- percent beneficial owners are required by Commission regulations to furnish the Company with copies of all reports they file under Section 16(a).

         To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with during the fiscal year ended December 31, 1995.

         During the fiscal year ended December 31, 1995, the Board of Directors held four meetings (including regularly scheduled, telephonic and special meetings) and acted on eight occasions by unanimous written consent. During that time, all members of the Board attended at least Seventy-Five Percent (75%) of the meetings held subsequent to their appointment.

         The Company has a stock option committee (the "Stock Option Committee") which, by the terms of the Company's Stock Option Plans, is to consist of not less than two members of the Board of Directors appointed by the Board of Directors. During 1995 the Stock Option Committee was comprised of Samuel C. Powell, Gene E. Lewis and Robert J. Beckman. Mr. Lewis and Mr. Beckman resigned as directors of the Company on July 3, 1996. The Stock Option Committee determines the terms of options granted, including, but not limited to, the exercise price, the number of shares subject to the option and the terms and conditions of the option. During the fiscal year ended December 31, 1995, the Stock Option Committee met one time and all members of the committee attended at least Seventy-Five Percent (75%) of the meetings held subsequent to their appointment. The Stock Option Committee is currently comprised of Samuel C. Powell, Louis Perlman, Alex Bistricer, David Bistricer and James W. Hansen (the "Outside Directors").

         The Company has an Audit Committee which during 1995 was comprised of Samuel C. Powell, Gene E. Lewis and Robert J. Beckman. The Audit Committee's purpose is to meet with the firm's independent public auditors to discuss relevant auditing questions. During the fiscal year ended December 31, 1995, the Audit Committee held one meeting. The Audit Committee is currently comprised of the Outside Directors.

     The Company has a Compensation Committee which during 1995 was comprised of Samuel C. Powell, Gene E. Lewis and Robert J. Beckman. The Compensation Committee's purpose is to determine the compensation of the Executive Officers of the Corporation. During the fiscal year ended December 31, 1995, the Compensation Committee held one meeting. The Compensation Committee is currently comprised of the Outside Directors.

         The Company does not have a Nominating Committee.

         The Board of Directors recommends that Stockholders vote FOR the election of the nominees to the Board of Directors.

                             EXECUTIVE COMPENSATION

         The following table and the narrative text discuss the compensation paid during 1995 and the two prior fiscal years to the Company's President and Chief Executive Officer and to the other executive officers whose annual salary and bonuses exceeded $100,000 during 1995.

                                Summary Compensation Table
                                                              Long Term Compensation

                                   Annual Compensation                    Awards           Payouts

Name and                                             Other         Restricted Options/            All Other
Principal Position                                   Annual        Stock      SAR's     LTIP      Compen-
                        Year     Salary    Bonus     Compen-       Awards     (#)     Payouts(2)  sation
                                                     sation(1)      (2)
 James D. Skinner(4)    1995      $183,136    --         --         --       25,000        --      $4,785 (3)
                        1994      $176,714  $20,000      --         --       68,326        --      $4,285
                        1993      $176,153    --         --         --          0          --      $3,865

Carole A. Golden        1995      $131,940    --         --         --       15,000        --         --
 Vice President         1994      $124,034    --         --         --       36,666        --         --
 Research & Development 1993      $114,046    --         --         --          0          --         --

Peter J. Heath          1995      $101,541    --         --         --       17,660        --         --
 Vice President of      1994      $ 91,610    --         --         --       28,332        --         --
 Finance                1993      $ 71,446    --         --         --          0          --         --
 and Chief Financial
 Officer

Michael A. Terretti     1995      $132,952     -         -           -        3,910        -           -
Vice President of       1994      $ 90,321                                   80,000
Sales and Marketing     1993         -

(1) Other Annual Compensation for executive officers is not reported as it is less than the required reporting threshold of the Securities and Exchange Commission.

(2)      Not applicable.  No compensation of this type received.

(3)      Includes  $4,785  of  premiums  paid  for  by  the  Company  for a life insurance policy on Mr. Skinner for the benefit of his named beneficiary. In the event of a termination of Mr. Skinner's employment by the Company without cause or by reason of a "change in control" of the Company, Mr. Skinner is entitled to receive severance pay equal to his then current annual salary. No amounts were paid, payable or accrued during 1995 pursuant to this provision. See "Employment Contracts".

(4)      Mr. Skinner resigned as Director, President and C.E.O. on July 3, 1996.

Stock Options Granted During Fiscal Year

         The following table sets forth information about the stock options granted to the named executive officers of the Company during 1995.

                                    Option Grants In Last Fiscal Year
                                                                              Potential Realized
                                                                              Value at Assumed
                                                                              Annual Rates of
                                                                              Stock Price
                                                                              Appreciation for
                         Individual Grants                                    Option Term

                           % of Total
                           Options
                 Number    Granted to
                  of       Employees       Exercise
                 Options   in Fiscal       Price             Expiration       5%($)           10%($)
Name             Granted(3) Year(1)        ($/Sh)            Date             (2)              (2)
James D.
Skinner           25,000     7%             $2.94             12/13/05          46,224        117,140

Carole A.
Golden            15,000     4%             $2.94             12/13/05          27,734         70,284

Peter J.
Heath              2,660     1%             $3.38             10/02/05           5,654         14,329
                  15,000     4%             $2.94             12/13/05          27,734         70,284

Michael A.
Terretti           3,910     1%             $3.44             07/25/05           8,459         21,436

(1) Options to acquire an aggregate of 340,742 shares of Common Stock of the Company were granted to all employees during 1995. No options to acquire Common Stock were granted to non-employee directors of the Company during 1995. No stock appreciation rights were granted to the named executive officers during 1995.

(2) The potential realizable value of the options reported above was calculated by assuming 5% and 10% annual rates of appreciation of the Common Stock of the Company from the date of grant of the options until the expiration of the options. These assumed annual rates of appreciation were used in compliance with the rules of the Securities and Exchange Commission and are not intended to forecast future price appreciation of the Common Stock of the Company. The Company chose not to report the present value of the options, which is an alternative under Securities and Exchange Commission rules, because the Company does not believe any formula will determine with reasonable accuracy a present value based on unknown or volatile factors. The actual value realized from the options could be substantially higher or lower than the values reported above, depending upon the future appreciation or depreciation of the Common Stock during the option period and the timing of exercise of the options.

(3) Options were granted on July 25, 1995, October 2, 1995, and December 13, 1995. 25,000 of the options granted to Mr. Skinner, 15,000 of the options granted to Dr. Golden, 17,660 of the options granted to Mr. Heath, and 3,910 of the options granted to Mr. Terretti, became vested and exercisable quarterly over a three year period in twelve equal installments commencing three months after the grant date.

Stock Options Exercised During Fiscal Year and Year-End Values of Unexercised Options

         The following table sets forth information about the stock options held by the named executive officers of the Company at December 31, 1995. No stock options or stock appreciation rights were exercised by the named executive officers of the Company during 1995.

                             Number of Unexercised                     Value of Unexercised In-the-
                                Options at FY-End                         Money Options at FY-End
Name                       Exercisable/Unexercisable                   Exercisable/Unexercisable (1)
James D. Skinner                        241,033/53,458                        $159,431/$0
Carole A. Golden                         78,861/30,272                        $ 66,111/$0
Peter J. Heath                           55,534/29,461                        $ 14,700/$0
Michael A. Terretti                      47,006/36,904                           $0/$0


(1) The closing price of the Common Stock of the Company at December 31, 1995 was $2.88 per share.

Long-Term Incentive Plans and Pension Plans

         The Company does not contribute to any Long-Term Incentive Plan or Pension Plan for its executive officers as those terms are defined in the rules of the Securities and Exchange Commission. The Company relies on its stock option plans to provide long-term incentives for executive officers. The Company has three stock option plans, a 1983 Stock Option Plan for employees which expired on June 23, 1993, the Equity Compensation Plan which was adopted by the shareholders of the annual meeting in 1993 to replace the 1983 Incentive Stock Option Plan, and a 1991 Non-Employee Director's Plan for members of the Board of Directors who are not employees of the Company.

Compensation of Directors

         In 1995 each director who was not an employee of the Company received $10,000 as a payment for serving on the Board during the year. All directors are also reimbursed for expenses incurred in attending Board of Directors meetings and participating in other activities.

Employment Contracts

         Harry G. McCoy, Chairman of the Board of Directors and President of the Company, has an employment agreement with the Company covering the period ending January 30, 1998, which by its term is extended thereafter in one-year increments unless either the Company or Dr. McCoy provides written notice to the other party at least ninety (90) days prior to the end of the original term or each renewal period or unless the agreement is otherwise terminated due to death, permanent disability, change in control of the Company or for "cause."

The employment agreement provides for an annual salary of at least $167,000 and certain fringe benefits. If Dr. McCoy's employment with the Company terminates during the term of the agreement and within twelve (12) months following a change in control for any of the following reasons (a) involuntarily, other than an involuntary termination on account of misconduct or, (b) voluntarily, following: (i) any reduction in base salary; (ii) any material reduction in health care or retirement benefits; (iii) any relocation to which Dr. McCoy has not agreed to greater than thirty (30) miles; or (iv) any material reduction in the level of responsibility, position, authorities or duties; or (c) voluntarily if the Company or any successor of the Company either announces it will not honor or cause the Company not to honor the terms of the agreement, Dr. McCoy will be entitled to a Severance Award. The Severance Award consists of the following (a) if terminated during the initial two (2) year period of the agreement, a lump sum equal to (i) twenty-four (24) months' base salary; and
(ii) two (2) times the most recent annual bonus paid or payable and, if terminated during a one year renewal period, a lump sum equal the twelve (12) months' base salary; (b) reasonable expenses up to $10,000 incurred in the pursuit of subsequent employment; (c) a lump sum payment of an amount equal to the cost of employee-only coverage for a period of eighteen (18) months under the group health plan maintained by or on behalf of the Company; (d) to the extent an equity award is not fully vested and exercisable on the termination date on account of the relevant change in control, a lump sum payment in an amount equal to the value lost under the equity award; and (e) a lump sum payment equivalent on an after tax basis to the additional amount Dr. McCoy would have had in his 401(k) plan account had he: (i) continued as an employee of the Company for an additional twelve (12) months and (ii) retired at his early retirement date.

         The employment agreement contains a Covenant Not to Compete whereby for a period to terminate on the later of (i) January 30, 1998 or (ii) twelve (12) months after the termination of employment with the Company, Dr. McCoy agrees that he will not, directly or indirectly, either (a) have any interest in (b) enter the employment of, (c) act as agent, broker, or distributor for or advisor or consultant to, or (d) provide information useful in conducting the business of the Company to solicit customers or employees on behalf of the Company to any person, firm, corporation or business entity which is engaged, or which Dr. McCoy reasonably knows is undertaking to become engaged, in the United States in the business of the Company or outside the United States if sales are solicited from customers located in the United States.

         Peter J. Heath, Vice President-Finance, Chief Financial Officer and Secretary of the Company, has an employment agreement with the Company covering the period ending January 30, 1998, which by its term is extended thereafter in one-year increments unless either the Company or Mr. Heath provides written notice to the other party at least ninety (90) days prior to the end of the original term or each renewal period or unless the agreement is otherwise terminated due to death, permanent disability, change in control of the Company or for "cause." The employment agreement provides for an annual salary of at least $110,000 and certain fringe benefits. If Mr. Heath's employment with the Company terminates during the term of the agreement for any of the following reasons (a) involuntarily, other than an involuntary termination on account of misconduct or, (b) voluntarily, if within ninety (90) days after the effective date of a change in control, he will be entitled to a Severance Award. The Severance Award consists of a lump sum equal to the balance of the base salary for the remaining term of the agreement (without any renewal) and an additional lump sum equal to twelve (12) months' base salary.

     One other key employee of the Company who was a former employee of MEDTOX has an employment agreement comparable to Dr. McCoy's agreement.

Compensation Committee and Decision Making

     The compensation (other than stock options) of executive officers of the Company for 1995 was determined by the Compensation Committee which during 1995 consisted of Gene E. Lewis, Samuel C. Powell, and Robert J. Beckman. Mr. James
D. Skinner, the Chairman, President and Chief Executive Officer of the Company during 1995, participated in deliberations of the Compensation Committee concerning compensation for executive officers other than himself, but Mr. Skinner was not a member of the Compensation Committee. (Mr. Powell has also entered into certain transactions with the Company. See "Certain Relationships and Related Transactions.")

         Stock options are awarded under the Company's 1983 Stock Option Plan, the Equity Compensation Plan and Non-Employee Director Plan by a stock option committee consisting of the then non-employee members of the Board of Directors:
Samuel C. Powell, Gene E. Lewis, and Robert J. Beckman. All non-employee directors were eligible to receive stock options under the Company's 1991 Non-Employee Director Plan, which is a formula plan in accordance with the requirements of Rule 16b-3 under the Securities Act of 1934, as amended.

         The number of shares issuable pursuant to options granted under the Non-Employee Stock Option Plan is determined by dividing the aggregate award of $10,000 by the exercise price of the options, which was the fair market value of the Company's Common Stock on the date of the award.

Report of the Compensation Committee on Executive Compensation

In General

        The Committee has three primary goals for executive compensation at the Company.

o        Retaining good performers,
o        Rewarding executives appropriately for performance, and
o        Aligning executives' interests with those of stockholders.

         Currently, executive pay consists of two elements that are designed to meet those objectives:

o Base salary is paid based primarily on job responsibilities and industry job comparison. The Committee believes that base salaries at approximately industry averages are essential to retaining good performers.
o Stock options, which allow executives to benefit when the market price of the Company's stock increases. The Committee believes that the Stock Option Plan is presently a better incentive than bonuses for aligning executives interests with those of stockholders.

         Following is additional information regarding each of the above elements.

Base Salary

         The executive officers of the Company during 1995 were all with the Company for over five years. Base salary increases for executive officers have been modest and consistent with the financial condition of the Company as well as consistent with job performance and increases in responsibility.

Bonus

         No bonuses were paid during 1995.

Stock Options

         In 1995 the executive officers received incentive stock options to purchase a total of 61,570 shares. The number of options granted to the executive officers represented Twenty Percent (20%) of the total options granted in 1995.

Summary

         Currently, the Company's executive compensation program rewards the following elements of performance.

o Individual performance is rewarded through continued employment with the Company.
o Stock price performance is rewarded through increases in the value of previously granted stock options.

        The Committee believes that the current program has been effective in rewarding executives appropriately for performance, retaining good performers, and aligning executives' interests with those of stockholders. While the Committee is pleased with the current compensation system, it reserves the right to make changes to the program as are necessary to continue to meet its stated goals in future years.

         Benefits also are offered to officers that are not based on performance. Such benefits provide a safety net of protection in the event of illness, disability, death, retirement, etc. Such a safety net is provided to all full time employees of the Company.

Chief Executive Officer Pay

         Amounts earned during 1995 by the Chief Executive Officer, James D. Skinner, are shown in the Summary Compensation Table. Achievements by the Company during 1995 which were deemed material to the Chief Executive Officer's compensation include the continued negotiations that led to the completion of the acquisition of MEDTOX in January 1996. For the current year the Compensation Committee used, in its deliberations on executive compensation, these criteria and other accomplishments.

                 Submitted by the Compensation Committee of the
                          Company's Board of Directors

                                Samuel C. Powell
                               Gene E. Lewis (1)
                             Robert J. Beckman (1)

(1) Mr. Lewis and Mr. Beckman resigned from the Board of Directors effective July 3, 1996.

Performance Graph.

        The graph shown below is a line presentation comparing the Company's cumulative five-year shareholder returns on an indexed basis with the Russell 2,000 Index and a Pharmaceutical Company Index compiled for the Company by Value Line for the five-year period commencing on December 31, 1990 and ending on December 31, 1995. The total return assumes that dividends were reinvested quarterly and is based on a $100 investment on December 31, 1990.

                      COMPARATIVE FIVE-YEAR TOTAL RETURNS*
                  EDITEK, Inc., Russell Group 2000, Peer Group
                     (Performance results through 12/31/95)

(Comparative chart appears here.  The plot points are below.)

                 1990      1991       1992       1993      1994      1995
EDI            $100.00   $778.75   $1,667.41   $559.11   $599.04   $459.27
Russell 2000   $100.00   $146.05   $  172.94   $205.64   $201.90   $259.31
Peer Group     $100.00   $160.72   $  131.44   $119.70   $130.71   $205.14

     Assumes $100 invested at the close of trading on the last trading day preceding the first day of the fifth preceding fiscal year in EDITEK common stock, RUSSELL 2000 Index, and Pharmaceutical Companies Peer Group.

*Cumulative total return assumes reinvestment of dividends.

                                                   Source: Frank Russell Company

Factual material is obtained from sources believed to be reliable, but the publisher is not responsible for any errors or omissions contained herein.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


Lease Agreement with Dr. Samuel C. Powell

         In July 1986, the Company executed a lease agreement with Dr. Powell providing for a lease to the Company of approximately 16,743 square feet of space at 1238 Anthony Road, Burlington, North Carolina. Since 1986, the Company has expanded the space rented under the lease to approximately 33,000 square feet. Upon the expiration of the original lease, the Company entered into a new lease with Dr. Powell for the same space and at the same base rental rate for a term of one year ending on May 31, 1990. Effective June 1, 1990, the Company has been leasing the space on a month-to-month basis. The Company is currently leasing space at a rate of approximately $9,000 per month. The Company intends to negotiate a new lease with Dr. Powell in the near future. The Company holds certain rights of first refusal to lease additional space in the building if it becomes available (the building contains a total of 42,900 square feet). The total rent paid by the Company to Dr. Powell during the fiscal year ended December 31, 1995 was approximately $119,000. The Company believes the rent amount paid to Dr. Powell is consistent with market rates.

Product Sales to Carolina Biological Supply Company

         During 1995, the Company sold approximately $1,000 of Conventional Biodiagnostic Products to Carolina Biological Supply Company ("CBSC"), a company in which Dr. Powell owns a Six Percent (6%) interest and the remainder of which is owned by Dr. Powell's brother, step-brother and their respective families. All sales of Conventional Biodiagnostic Products to CBSC were on an "arms-length" basis.

Loan to Mr. James D. Skinner

         The provisions of non-qualified stock options granted to Mr. Skinner provide that the Company will lend the funds necessary to exercise such stock options. The loans for this purpose will not exceed a term of 36 months and will bear interest at a rate equal to the prime lending rate of Wachovia Bank & Trust Company, N.A. and will be secured by a pledge of the shares purchased with the proceeds of the loan. During 1988, Mr. Skinner exercised non-qualified stock options exercisable into 13,334 shares of Common Stock at an exercise price of $7.50 per share. At Mr. Skinner's request, the Company loaned $100,000 to Mr. Skinner to be used to exercise such options. The loan was secured solely by a pledge of, and as recourse only with respect to, the shares of Common Stock purchased with the proceeds of the loan. Effective May 3, 1990, the Company modified the loan agreement with Mr. Skinner to defer interest payments on such loan until the date upon which the principal comes due. During 1995 the Company modified the loan agreement with Mr. Skinner to extend the maturity date of the loan to September 10, 1996. The outstanding balance of such loan as of December 31, 1995, was $100,000, excluding accrued interest thereon. On July 3, 1996, the Company accepted the resignation of Mr. Skinner from his positions with the Company. As part of the agreement reached with Mr. Skinner, the Company forgave the principle and interest due on the loan. In return, the Company received the 13,334 shares that were issued to Mr. Skinner.

Morgan Capital, LLC

         David Bistricer and Alex Bistricer, Directors of the Company, are principal partners in Morgan Capital, LLC ("Morgan") an investment company. Morgan currently owns 3,896,827 shares of Common Stock of the Company which represents 15.3% of the issued and outstanding Common Stock of the Company at October 30, 1996. Morgan received the Common Stock upon the conversion of shares of the Company's Series A Preferred Stock which Morgan purchased in January 1996.

              AMENDMENT TO CERTIFICATE OF INCORPORATION TO INCREASE
                   NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

Issued and Reserved Shares

         The Company's Certificate of Incorporation presently authorizes the issuance of a total of 30,000,000 shares of Common Stock, par value $.15 per share, and 1,000,000 shares of preferred stock, par value $1.00 per share. Of such 30,000,000 presently authorized shares of Common Stock, 25,513,284 shares were issued and outstanding as of October 30, 1996. In addition, an aggregate of 4,676,117 shares has been reserved for issuance as of October 30, 1996, as summarized in the following table:

                                                                          Number of
    Shares of Common Stock Reserved for                                   Shares Reserved
    Common Stock Warrants
             Series K                                                      50,000
             Series L                                                     320,000
             Series M                                                      10,550
             Series N                                                      32,679
    Common Stock Options:
             Incentive                                                    401,726
             Non-Employee Director                                        239,540
             Nonqualified                                                  41,093
    Qualified Employee Stock Purchase Plan                                     36
    Amended and Restated Equity Compensation Plan                       2,993,826
    Common Stock issuable upon exercise of Purchase Warrants issued to Investment Bankers in connection with issuance of Series A
    Convertible Preferred Stock                                           586,667
                                                                         --------
                                                                        4,676,117

In addition to the shares of Common Stock reserved as described above, the following shares of Common Stock are required to be issued for the purposes described below:

    Shares of Common Stock Needed for
    Conversion of Series A Preferred Stock                                  19,195,468
    Former Shareholders of MEDTOX Laboratories, Inc.                         1,119,057
                                                                           -----------
                                                                            20,314,525
                                                                           -----------
    Total Shares of Common Stock Required                                   24,990,642
                                                                           -----------

Insufficient Number of Shares of Common Stock to Satisfy Conversion Rights and Contractual Obligations of the Company

Conversion of Series A Preferred Stock

         To date the Company has received requests to convert 378 shares of its Series A Preferred. At the conversion rates in effect on the conversion dates, such conversion notices require the issuance of 31,381,983 shares of Common Stock. The Company has issued 12,186,515 shares of Common Stock upon conversion of the Series A Preferred, but has been unable to issue the 19,195,468 additional shares of Common Stock to satisfy the remaining conversions due to there being an insufficient number of authorized, unissued and unreserved shares of Common Stock. As of October 30, 1996, the Company has not received conversion notices for 29 shares of Series A Preferred. Based on the average closing bid prices of the Common Stock for the five trading days preceding October 30, 1996, the 29 shares of Series A Preferred Stock would be converted into 2,090,090 shares of Common Stock.

         The Company's charter provides that each share of Series A Preferred is convertible into a number of shares obtained by dividing (i) the purchase price of the Series A Preferred Stock ($50,000 per share) by (ii) the lower of (x) $2.775 or (y) 75% of the Market Price of the Common Stock on the day the shares of Series A Preferred are converted into Common Stock. "Market Price" is defined for this purpose as the daily average of the closing bid prices quoted on the American Stock Exchange or other exchange on which the Common Stock is traded for the five trading days immediately preceding the date the shares are converted. The charter indicates that the shares of Series A Preferred are converted on the business day the Company receives the written notice of conversion. Consequently, when the Company has sufficient shares of Common Stock to satisfy conversion notices, holders of Series A Preferred from whom the Company receives conversion notices will be issued a number of shares of Common Stock that is based on the Market Price of the Common Stock for the five trading days prior to the date the Company received the conversion notice notwithstanding that the Company is not able to deliver the stock certificates therefor within the three day period after receipt of the conversion notice as required by the charter of the Company. The Company also has agreements with certain holders of Series A Preferred who have not received shares of Common Stock upon conversion due to there being an insufficient number of authorized shares. The agreements require the Company to compensate such shareholders if between the conversion date and the date shares of Common Stock are issued the market price of the Common Stock of the Company declines. In such case, additional shares of Common Stock will be issued to such shareholders with the number of additional shares of Common Stock to have a market price equal to the decline in market price of the Common Stock of the Company. The number of shares of Common Stock issuable upon conversion will not decline if between the conversion date and the issuance date the market price of the Common Stock of the Company increases. The agreements provide that additional shares will not be issued to any shareholder who prior to the issuance of the additional shares engages in short sales of the Company's Common Stock, acquires any put options, sells any call option or loans any shares of Common Stock to someone the shareholder knows is engaging in any such trading activity or who encourages or assists another person to engage in any such trading activity.

     As of October 30, 1996, five separate lawsuits have been commenced against the Company by certain holders of the Series A Preferred. All five lawsuits are currently pending in the United States District Court for the Southern District of New York. Plaintiffs in each of the lawsuits allege breach of contract with respect to conversion of the Preferred Stock and certain plaintiffs have also alleged misrepresentations and securities violations in connection with the Company's sale of the Series A Preferred. The Company may be subject to additional litigation from holders of Series A Preferred who do not receive shares of Common Stock issuable to them under the Company's charter or contractual obligations. The Company intends vigorously to contest each of the five pending lawsuits as well as any additional litigations that may be filed hereafter. However, the Company cannot predict the outcome of the lawsuits, and decisions in favor of plaintiffs in any or all of the lawsuits could have a material adverse effect on the Company and its business.

     The Company is currently investigating possible claims against purchasers of Series A Preferred who may have breached the Series A Preferred subscription agreements or otherwise engaged in improprieties in connection with the conversion or sale of Company stock. The Company reserves the right to take action against any such person or persons, which action may include but not be limited to assertion of claims and the withholding of common shares otherwise issuable upon the conversion of Series A Preferred shares.

Shares Issuable to Former Shareholders of MEDTOX

         In connection with the closing of the acquisition of MEDTOX Laboratories, Inc. ("MEDTOX") in January 1996 the Company issued 2,517,306 shares of Common Stock to MEDTOX, which distributed the shares to holders of MEDTOX Common Stock. The Company agreed that if after the Closing Date the market value of the Common Stock of the Company declines below approximately $1.98 per share, the Company will issue additional shares of Common Stock ("Additional Shares") to shareholders of MEDTOX who retain their shares of Common Stock through specified dates (the "Repricing Dates") to compensate the MEDTOX shareholders for decreases after the closing of the MEDTOX Transaction in the market price of the Common Stock of the Company below approximately $1.98 per share. The first Repricing Date was the fifth trading day (May 23, 1996) following the date the Company issued a press release announcing its financial performance for the fiscal quarter ended on March 31, 1996. On May 23, 1996, the market price was $1.56 per share. Accordingly, 1,119,057 shares of Common Stock are issuable to the MEDTOX shareholders. Because the number of Additional Shares that may become issuable is tied to decreases in the market price of the Common Stock, the number of Additional Shares issuable in the future to the MEDTOX shareholders cannot be determined at this time and will depend upon changes in the Market Price of the Common Stock, as well as the extent to which MEDTOX shareholders retain the MEDTOX shares on each of the Repricing Dates. The Company will not be able to issue any Additional Shares to MEDTOX shareholders until the number of authorized shares of Common Stock of the Company increases.

Shares Reserved For Issuance

         As described in the previous table, the Company has reserved a total of 4,676,117 shares of Common Stock that would be issuable upon the exercise of stock options, stock purchase warrants and employee stock purchase plans.

Uses for Additional Shares of Common Stock

         As indicated above, the most immediate uses for the proposed additional shares of Common Stock are to (i) satisfy the conversion rights of the Series A Preferred, (ii) satisfy the obligations to issue Common Stock to the former shareholders of MEDTOX, and (iii) satisfy the potential obligation of shares of Common Stock to be issued upon exercise of certain stock options and stock purchase warrants. In addition, the shares of Common Stock could be used for compensation plans for employees, officers and directors of the Company and for other corporate purposes as described below.

         The additional shares of Common Stock, if so authorized, could be issued at the discretion of the Board of Directors without any further action by the stockholders except as required by applicable law or regulation, for use in connection with meeting the Company's existing commitments to issue shares of Common Stock, acquisitions, efforts to raise additional capital for the Company and other corporate purposes. Shares will be issued for purposes other than meeting existing commitments only upon a determination by the Board of Directors that a proposed issuance is in the best interests of the Company. No determination by the Board is necessary to issue shares to meet the Company's existing commitments.

         The Company believes that other synergistic acquisitions are available to it. The increase in authorized shares will allow the Board of Directors of the Company to consider and, if in the best interest of the stockholders, take advantage of any such acquisition possibilities. In addition, the flexibility vested in the Company's Board of Directors to authorize the issuance and sale of authorized but unissued shares of Common Stock and Preferred Stock could enhance the Board of Director's bargaining capability on behalf of the Company's stockholders in a takeover situation and could, under some circumstances, be used to render more difficult or discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of the Company's securities, or the removal of incumbent management, even if such a transaction were favored by the holders of the requisite number of the then outstanding shares. Accordingly, stockholders of the Company might be deprived of an opportunity to consider a takeover proposal which a third party might consider if the Company did not have authorized but unissued shares of Common Stock and a class of authorized but unissued Preferred Stock.

         The Company is not aware of any present efforts to gain control of the Company or to organize a proxy contest. If such a proposal were presented, management would make a recommendation based upon the best interests of the Company's stockholders. Except as described above and except for certain provisions of its agreements with employees and the Company's Amended and Restated Equity Compensation Plan which provide for severance payments and acceleration of vesting of options and stock upon a change of control, the Company is not aware of any anti-takeover measures which are currently part of the Company's charter, bylaws or agreements.

         Accordingly, the Board of Directors has proposed that Article FOURTH of the Company's Certificate of Incorporation be amended to increase its authorized capital stock. As so amended, this provision of the Certificate of Incorporation would read as set forth on Appendix A hereto.

         The Board of Directors recommends a Vote FOR the proposed amendment to the Certificate of Incorporation. An affirmative vote by holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is required to approve the Amendment.

                   APPROVAL FOR AMENDMENT TO THE EDITEK, INC.
                     QUALIFIED EMPLOYEE STOCK PURCHASE PLAN

         On March 13, 1986 the Company adopted, and on September 11, 1986 the shareholders of the Company approved, a Qualified Employee Stock Purchase Plan pursuant to which the employees of the Company are given an opportunity to acquire Common Stock of the Company (the "Stock") up to a certain percentage of each employee's compensation through payroll deductions. The Board of Directors of the Company has approved changes to the Qualified Employee Stock Purchase Plan, as set forth in the form attached hereto as Appendix B (the "Qualified Plan"), which changes include amending the plan to increase the number of shares of Common Stock subject to the Qualified Plan from 150,000 to 500,000 shares. The affirmative vote of a majority of the shares of Common Stock present, or represented, and entitled to vote at the Annual Meeting is required for approval of the amended and restated EDITEK, Inc. Qualified Employee Stock Purchase Plan.

         The ability to offer the Company's employees an opportunity to acquire shares of the Common Stock of the Company through payroll withholding at a 15% discount from fair market value provides another means by which the Company may compensate its employees and provide competitive compensation levels without increasing its cash requirements. By providing competitive compensation levels the Company can attract and retain competent personnel. Further, the Board believes that an employee stock ownership plan, such as the Qualified Plan, provides an incentive to employees to promote the best interests of the Company because they have an opportunity to acquire a proprietary interest in the Company and ultimately to benefit from appreciation in the value of the Stock.

         The Board of Directors recommends a vote FOR the proposal to amend and restate the Qualified Employee Stock Purchase Plan.

Description of Plan

         The following description of the Qualified Plan is merely a summary of the plan and is qualified in its entirety by reference to the full text of the Qualified Plan. If any part of the description of the Qualified Plan contained in this document states anything different from the formal legal documents governing the Qualified Plan, the formal legal plan documents will be considered correct.

         The Qualified Plan is not generally subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Plan is not a qualified plan under Section 401 of the Code.

         Nature and Purpose. The Plan allows eligible employees to purchase shares of the Common Stock of the Company through payroll deductions at a price equal to 85% of the lesser of the fair market value of the stock on the date of the Company's receipt of the subscription or the date of the employee's exercise of the right to purchase such shares. As amended, the maximum number of shares that each eligible employee may subscribe for under the Qualified Plan shall be subject to such limitations as from time to time established by the
Administrative Committee, which limitations shall apply equally to all participants. The receipt of an approved subscription form by the Company from an eligible employee shall be treated as the grant of a right to purchase the shares subscribed for, and the accrual of a sufficient amount in such employee's account to acquire a minimum of 100 shares of stock at the subscription price shall be treated as the exercise of such purchase right.

         The Qualified Plan is designed to attract and retain competent personnel, to allow the Company to compete with other companies with respect to compensation, to motivate Company employees to use their best efforts for the benefit of the Company, and to provide employees an opportunity to acquire a proprietary interest in the Company thereby encouraging the promotion of the Company's best interests and giving the employees an opportunity to share in future growth of the Company.

         Administration.  The  Qualified  Plan is  administered  by a  committee appointed by the Board of Directors of the Company (the "Administration Committee"). The amendments to the plan provide for the Administration Committee to be comprised of two or more non-employee directors rather than three directors as previously provided. The amendments also remove the provision that the Company may not compensate such committee members. In order to retain the services of qualified outside directors, the Company has adopted a Non-Employee Director Stock Option Plan to compensate directors for their service on the Board as well as on committees thereof. The members of the Stock Option Committee are deemed to be the members of the Administration Committee until otherwise designated by the Board. The Administration Committee has the
exclusive right to interpret, prescribe rules and regulations for, and administer the Qualified Plan. In the event there is no market for the Stock, the Administration Committee may determine the fair market value of the Stock for purposes of the Qualified Plan. Also, the committee shall be entitled to reduce employee's subscriptions in excess of prescribed amounts under certain circumstances.

         Securities to be Offered. The Company is authorized to issue 500,000 shares of Stock under the Qualified Plan, which represents an increase of 350,000 shares from the previously adopted version of the plan. Of the 150,000 shares previously approved for issuance under the plan, only 36 shares remain available for subscription under the plan as of November 8, 1996. The Board believes that an increase in the number of shares authorized under the Qualified Plan is warranted due to the increase in the number of employees of the Company since the plan was originally adopted in 1986, the limited number of shares remaining available for subscription and the anticipated increases in potentially eligible employees in the near future as a result of the acquisition of MEDTOX Laboratories.

         Subscription Amount. The plan provides that an eligible employee may have under subscription at any one time that number of shares whose aggregate subscription price is not more than 25% of the employee's annual rate of compensation at the time the subscription form is received. The Qualified Plan provides that the Administration Committee shall establish from time to time the maximum number of shares that may be acquired by any employee under the plan and such maximum shall apply equally to all eligible employees. The plan allows an employee to subscribe for less than the maximum number of shares and subsequently subscribe for additional shares until he has subscribed for the maximum number of shares permitted. Each new subscription shall be treated for all purposes under the plan as a separate grant of a right to purchase the number of shares indicated on the subscription form. However, in order to be able to subscribe for additional shares, an employee must wait at least six months from the date of his last subscription, or three months from the date of the withdrawal of a prior subscription, or until all subscriptions outstanding to acquire shares under the Qualified Plan have been paid in full.

         Subscription Price/Purchase Price. The subscription price for Stock acquired under the plan is 85% of the fair market value of the Stock on the day the executed subscription form is received by the Company. The purchase price for shares of Stock is the lesser of the subscription price or 85% of the fair market value on the day the right to purchase is exercised. The Qualified Plan reflects an amendment in the formula for determining the fair market value of the Stock on a given date which expands upon the sources for determining the value of the Stock based upon various possible markets for the Stock. The amended language includes methods for determining the fair market value of the Stock if it is traded on a national securities exchange, quoted on the National Association of Securities Dealer Automated Quotation ("NASDAQ") System or otherwise in the over-the-counter market, or if it is not traded or quoted at such time. Generally, the fair market value shall be based upon the last sales price of the Stock on a given date if a minimum of 100 shares are sold on such date, or if no shares are sold on such date, based upon the average of the high bid and low asked prices on such date, or if no prices are available on such date, based upon the last sales price of the Stock on the last prior date on which a minimum of 100 shares were sold. If the Stock is not traded on an exchange or quoted by NASDAQ or in the over-the-counter market, then the Administrative Committee shall be permitted to determine in good faith the fair market value by any appropriate method. The closing price of the Common Stock of the Company on the American Stock Exchange on October 30, 1996 was $.875 per share.

         Limitations on Subscriptions. Employees who own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company are not eligible to subscribe for Stock under the Qualified Plan. Further, no employee may subscribe to purchase Stock under all stock purchase plans of the Company at a rate which exceeds $25,000 of the fair market value of such stock for any calendar year in which such subscription is outstanding under the Qualified Plan.

         Payroll Deductions. The subscription price under the Qualified Plan must be paid by payroll deduction from the employee's compensation. The plan allows the Administration Committee to establish procedures and limitations regarding payroll deductions; provided, however, that no payment period may be structured so that the date of exercise of the purchase rights exceeds more than twenty-seven (27) months from the date of grant of the purchase rights. Payroll deductions shall begin when specified by the employee in the subscription form or as soon as practicable thereafter but in no event later than two months after the date specified by the employee.

         Issuance of Stock. The Stock will only be issued by the Company when the employee has completed paying for at least 100 shares (or any lesser amount of shares under subscription) at the subscription price. If the purchase price is less than the subscription price, the employee shall not be entitled to acquire more shares than that number for which he subscribed. The plan provides that the employee shall not be deemed to own the stock subscribed for until issuance of the stock certificate representing such shares.

         Withdrawal of Subscription. An employee may withdraw his subscription at any time for any shares for which the right to purchase has not yet been exercised and receive a refund of the balance in his account. An employee who withdraws a subscription, however, shall not be entitled to subscribe for additional shares until at least three (3) months after the last such withdrawal.

         Termination of Employment. Upon termination of a participating employee's services because of death, permanent disability or retirement at age 55 or thereafter, the employee (or his estate) may prepay any subscription for Stock within three (3) months thereafter in the case of permanent disability or retirement, or within twelve (12) months thereafter in the case of death. If the participating employee's services are terminated for any other reason, the employee will only be entitled to receive back the balance of his subscription account.

         Transferability. Neither the right of an employee to purchase shares under the Qualified Plan, nor his account balance, may be transferred by the employee by way of assignment, pledge or otherwise, except that, in the event of death of the employee, such rights may be transferred by will or the laws of descent and distribution.

         Termination of Plan. The Qualified Plan became effective on September 11, 1986 following its approval by the stockholders of the Company. The amendment to the plan is subject to and will become effective upon approval by the stockholders of the Company. The Board may terminate the Qualified Plan at any time, and may amend the Qualified Plan from time to time, subject to any approval of the stockholders of the Company that may be required in order that the Qualified Plan shall continue to qualify under Section 423 of the Code. Upon termination of the Qualified Plan, participating employees shall, at the discretion of the Board, either be permitted to complete unpaid subscriptions in a manner determined by the Administrative Committee or shall be entitled to receive the balance in their subscription account in satisfaction of all rights under the Qualified Plan.

         Interpretation of Plan. The Qualified Plan is intended, and shall be interpreted, to meet and comply with all the requirements of Section 423 of the Code, and related provisions.

Federal Income Tax Consequences

         The  Qualified   Plan  is  intended  to  provide   employees  with  the
opportunity to receive the special tax treatment afforded by Section 423 of the Internal Revenue Code.

         Under existing law, the following description summarizes the principal Federal Income Tax Consequences of the purchase and disposition of shares of Stock under the Qualified Plan.

         Purchase of Shares. An employee does not realize, and does not have to report any income for the year in which he subscribes nor for the year in which he pays for Stock under the Qualified Plan, even though his purchase price is the lesser of 85% of the fair market value of the Stock on the date he subscribes, or on the date the right to purchase is exercised.

         Disposition of Shares. Section 423 of the Internal Revenue Code establishes a holding period which is important in determining how any gain on disposition of shares acquired under the Qualified Plan is to be taxed. The term "disposition" generally includes every sale, exchange, gift or transfer of legal title except transfers made as the result of an employee's death. The holding period provided under Section 423 is the later of two (2) years after the date the employee subscribed or twelve (12) months after the date the shares are transferred to him. An employee may have a different holding period for each 100 share unit of Stock acquired under the Qualified Plan.

         The issue of shares of Stock in the joint names of employee and another person is not considered a disposition. Similarly, the issue of shares in an employee's name and the subsequent transfer of such shares into the joint names of the employee and another person do not constitute a disposition.

         Sale After End of Holding Period. When an employee sells his shares after the specified holding period, he is required to report the following on his Federal Income Tax Return for the year in which the sale occurs:

     Ordinary Income: The employee must report ordinary income in the amount of the lesser of:

     (1) 15% of the fair market value of the Stock on the date of his subscription, or on the date of purchase, whichever is lower, or

     (2) any excess of the fair market value of the Stock on the date of sale over the purchase price.

         If the employee's purchase price exceeds the fair market value on the date of sale, no amount is reported as ordinary income.

         Capital Gain or Loss: If the fair market value of the Stock on the date of sale exceeds the lesser of the fair market value on the date of subscription or the date of purchase, the employee must report the amount of such excess as long term capital gain. On the other hand, if the purchase price exceeds the fair market value on the date of sale, such excess is a long term capital loss.

         Sale Before End of Holding Period. When an employee sells his shares prior to the end of the specified holding period, he is required to report the following on his Federal Income Tax Return for the year in which the sale occurs:

         Ordinary Income: The employee must report the excess of the fair market value of the Stock on the date of exercise over his purchase price as ordinary income. The "date of exercise" is the date when an employee's account is credited with sufficient funds to purchase 100 shares of Stock (or such lesser number as remain under a subscription agreement). Consequently, the employee will normally have a different date of exercise for each 100-share unit of Stock issued under the Plan.

         Capital Gain or Loss: If the fair market value of the Stock on the date of sale exceeds the fair market value on the date the employee exercised his right to receive such shares, he must report such excess as capital gain. On the other hand, if the fair market value on the date of exercise exceeds the fair market value on the date of sale, the employee may report the amount of such excess as capital loss. Any such capital gain or loss will be long term capital gain or loss if the Stock is sold more than six (6) months after the date of exercise, but will be short term capital gain or loss if the Stock is sold within six (6) months after the date of exercise.

         In the case of a disposition before the end of the holding period, the Company receives a tax deduction equal to the amount of ordinary income recognized by the employee.

                           RELATIONSHIPS WITH AUDITORS

         The Board of Directors has appointed the firm of Ernst & Young, LLP independent accountants, as auditors of the Company for the year ending December 31, 1995. Ernst & Young has audited the Company since 1984. It is expected that representatives of Ernst & Young will be present at the Annual Meeting. Such representatives will have any opportunity to make a statement at the meeting if they desire and are expected to be available to respond to appropriate questions.

                          OTHER BUSINESS OF THE MEETING

         Management is not aware of any matters to come before the Annual Meeting other than those stated in the Proxy Statement. However, inasmuch as matters of which management is not now aware may come before the meeting or any adjournment thereof, the Proxies confer discretionary authority with respect to acting thereon, and the persons named in such properly executed Proxies intend to vote, act and consent in accordance with their best judgment with respect thereto. Upon receipt of such Proxies (in the form enclosed) in time for voting, the shares represented thereby will be voted as indicated thereon and in the Proxy Statement.

                  DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

         Any proposal, relating to a proper subject, which a Stockholder may intend to present for action at the 1997 Annual Meeting of Stockholders, and which such Stockholder may wish to have included in the company's proxy materials for such meeting, in accordance with the provisions of Rule 14a-8 promulgated under the Exchange Act, must be received in proper form by the Company addressed to Mr. Richard J. Braun, Chief Executive Officer, and sent by registered mail, return receipt requested, and received at the Company's principal executive office at 1238 Anthony Road, Burlington, North Carolina 27215, not later than July 15, 1997.

                                            By order of the Board of Directors,

                                            HARRY G. McCOY
                                            Chairman of the Board
                                            and President

Burlington, North Carolina
November __, 1996

         COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1995 MAY BE OBTAINED WITHOUT CHARGE BY ANY STOCKHOLDER TO WHOM THE PROXY STATEMENT IS SENT, UPON WRITTEN REQUEST TO THE SECRETARY, EDITEK, INC., 1238 ANTHONY ROAD, BURLINGTON, NORTH CAROLINA 27215.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at its Regional Offices located at 75 Park Place, New York, New York 10007, and the John C. Kluczynski Federal Building, 230 South Dearborn Street, Chicago, Illinois 60604. Copies of such material can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 upon request and payment of the prescribed fees.

         The Company's Common Stock is listed on the American Stock Exchange (the "AMEX"), and reports, proxy statements and other information filed by the Company can be inspected at such exchange.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The following documents, each of which was previously filed by the Company with the Commission pursuant to Section 13 of the Exchange Act, are incorporated herein by reference:

     a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.
     b) The Company's Annual Report on Form 10-K/A-2 for the fiscal year ended December 31, 1995.
     c) The Company's Report on Form 10-Q for the quarter ended March 31, 1996.
     d) The Company Report on Form 10-Q for the quarter ended June 30, 1996.


         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Proxy Statement and prior to the Annual Meeting of Shareholders to which this Proxy Statement relates shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in any accompanying Proxy Statement Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

         The Company will provide without charge to each person to whom a Proxy Statement is delivered upon written or oral request of each person, a copy of any documents incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this Proxy Statement) incorporates. Requests for such copies should be directed to EDITEK, Inc., Attention: Secretary, 1238 Anthony Road, Burlington, North Carolina 27215, (910) 226-6311.

                                                                     APPENDIX A

                                  EDITEK, INC.
                              AMENDED AND RESTATED
                     SECTION OF CERTIFICATE OF INCORPORATION

         FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is SIXTY-ONE MILLION (61,000,000) shares, SIXTY MILLION of which shall be of a class designated as Common Stock with a par value of FIFTEEN CENTS ($0.15) per share and ONE MILLION of which shall be of a class designated as Preferred Stock with a par value of ONE DOLLAR ($1.00) per share. All or any part of the authorized capital stock of the Corporation may be issued and sold, from time to time by the corporation, without further action by stockholders, for such consideration (but not less than the par value thereof) and to such persons and on such terms and conditions as may, from time to time, be fixed or determined by the Board of Directors. The voting powers, designations, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof, of the classes of stock of the corporation which are fixed by this Certificate of Incorporation, and the authority vested in the Board of Directors to fix by resolution or resolution providing for the issue of Preferred Stock the voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the shares of Preferred Stock which are not fixed by the Certificate of Incorporation, are as follows:

                  1. The Preferred Stock may be issued from time to time in one or more series, each such series to have such distinctive designation or title as may be fixed by the Board of Directors prior to the issuance of any shares thereof. Each such series may differ from every other series already outstanding as may be determined from time to time by the Board of Directors prior to the issuance of any shares thereof, in any or all of the following, but in other, respects:
                           (a) The rate of dividend which the Preferred Stock of
                  any such series shall be entitled to receive, whether the dividends of such series shall be cumulative or non-cumulative and, if such dividends shall be cumulative, the date from which they shall be cumulative.
                           (b) The right or obligation, if any, of the corporation to redeem shares of Preferred Stock of any series and the amount per share which the Preferred Stock of any such series shall be entitled to receive in case of the redemption thereof, and the right of the corporation, if any, to reissue any such shares after the same shall have been redeemed.
                           (c) The amount per share which the Preferred Stock of
                  any such series shall be entitled to receive in case of the voluntary liquidation, distribution or sale of assets, dissolution or winding up of the corporation, or in case of the involuntary liquidation, distribution or sale of assets, dissolution or winding up of the corporation.

                           (d) The right,  if any, of the  holders of  Preferred
                  Stock of any such series to convert the same into other classes of stock, and the terms and conditions of such conversion.
                           (e) The  voting  power,  if any,  of the  holders  of
                  Preferred Stock of any series, and the terms and conditions under which they may exercise such voting power.
                           (f) The terms of the sinking  fund or fund of similar
                  nature, if any, to be provided for the Preferred Stock of any such series.
                           The  description  of terms of the Preferred  Stock of
                  each series in respect of the foregoing particulars shall be fixed and determined by the Board of Directors by appropriate resolution at or prior to the time of the authorization of the issue of the original shares of each such series.
               2. In case the stated dividends and the amounts payable on liquidation, distribution or sale of assets, dissolution or winding up of the corporation are not paid in full, the stockholders of all series of the Preferred Stock shall share ratably in the payment of dividends, including accumulations, if any, in accordance with the same which would be payable on such shares if all dividends were declared and paid in full and in any distribution of assets other than by way of dividends, in accordance with the sums which would be payable on such distribution if all sums payable were discharged and paid in full.
                  3. The holders of the Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available therefor, preferential dividends in cash at, but not exceeding the annual rate fixed for each particular series. The holders of the Preferred Stock shall not be entitled to receive any dividends thereon other than dividends referred to in this Subdivision 3.
                  4. So long as any of the Preferred Stock remains outstanding, in no event shall any dividend whatever, whether in cash or other property (other than shares of Common Stock), be paid or declared or any distribution be made on the Common Stock, nor shall any shares of the Common Stock be purchased, retired or otherwise acquired for a consideration by the corporation unless (a) the full dividends of the Preferred Stock for all past dividend periods from the respective date or then current quarter-yearly dividend period shall have been paid or declared and a sum set apart sufficient for the payment thereof, and
         (b) if at any time the corporation is obligated to retire shares of any series of the Preferred Stock pursuant to a sinking fund or a fund of a similar nature, all arrears, if any, in respect of the retirement of the Preferred Stock of all such series shall have been made good. Subject to the foregoing provisions and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors may be declared and paid on the Common Stock from time to time out of the remaining funds of the corporation legally available therefor, and the Preferred Stock shall not be entitled to participate in any such dividend, whether payable in cash, stock or otherwise.
                  5. In the event of any liquidation, distribution or sale of assets, dissolution or winding up of the corporation, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of Common Stock, the holders of the Preferred Stock of each series shall be entitled to be paid in cash the applicable liquidation price per share fixed at the time of the original authorization of issuance of shares of such respective series, together with a sum, in the case of each share of the Preferred Stock, computed at the annual dividend on such share became cumulative to the date fixed for such distribution or payment date paid thereon. If such payment shall have been made in full to the holders of the Preferred Stock, the remaining assets and funds of the corporation shall be distributed among the holders of the Common Stock according to their respective shares.
                  6. Subject to the powers, preferences and rights and the qualifications, limitations and restrictions thereof, with respect to each class of capital stock of the corporation having any preference or priority over the Common Stock, the holders of the Common Stock shall have and possess all rights appertaining to capital stock of the corporation. Holders of Common Stock may not act by written consent without a meeting.

                                                                     APPENDIX B
                                  EDITEK, INC.
                     QUALIFIED EMPLOYEE STOCK PURCHASE PLAN

                  WHEREAS, EDITEK, Inc., a Delaware corporation (the "Company"), adopted the Environmental Diagnostics, Inc. Qualified Employee Stock Purchase Plan (the "Plan") to offer its employees the right to purchase its Common Stock, $0.15 par value per share ("Stock"), on March 13, 1986;

                WHEREAS, the Plan was approved by the Company's shareholders on September 11, 1986;

                  WHEREAS, pursuant to Section 14 of the Plan, the Board of Directors of the Company may amend or modify the Plan at any time, subject to any required shareholder approval;

                  WHEREAS, the Company desires to amend and restate the Plan and to increase the number of shares authorized under the Plan, subject to and effective upon shareholder approval;

                  NOW, THEREFORE, pursuant to premises and covenants herein contained, the Company does hereby amend and restate the Plan subject to and effective upon shareholder approval which shall read as follows:


SECTION 1.        EMPLOYEES ENTITLED TO PARTICIPATE.

                  An individual is eligible to participate in the Plan if (a) he is regularly scheduled to work for more than twenty hours per week and five months per calendar year; (b) he is employed by the Company or any other corporation in which the Company owns or acquires, directly or indirectly, at least 50% of the total combined voting power of all classes of stock, if such corporation has been designed as a participating corporation by the Administration Committee; and (c) he agrees to pay the subscription price by payroll deduction. In accordance with the requirements of Section 423 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), all employees granted subscriptions under the Plan shall have the same rights and privileges hereunder, subject to the provisions of federal and state securities laws that may effect transactions made pursuant to the Plan by certain employees who may be deemed to be insiders of the Company.

                  It is intended that the Plan allow for broad-based employee participation and not discriminate in favor of highly compensated employees. Accordingly, the Plan shall be administered in compliance with Section 410(b) of the Internal Revenue Code with regard to the broad-based participation requirement and Section 401(a)(4) of the Internal Revenue Code with regard to the nondiscrimination requirement. Accordingly, the Plan shall be interpreted in accordance with such provisions as now written or as hereafter amended.

SECTION 2.        SUBSCRIPTION PRICE.

                  The subscription price hereunder shall be the lesser of (a) 85% of the fair market value of the Stock on the day the executed subscription form is received by the Company, or (b) 85% of the fair market value of the Stock on the day the right to purchase is exercised, as provided in Section 7(A) below. For purposes of this Plan, the "fair market value" of the Stock shall be determined as set forth below.

                  If the Stock is traded on a national securities exchange, then the "fair market value" on a date shall be the closing price of the Stock on such exchange based on the sale of a minimum of 100 shares of Stock; if less than 100 shares are traded on such date, then the fair market value shall be the average of the high bid and low asked prices on such date; or if no prices are quoted on such date, then the fair market value shall be the closing price of the Stock on such exchange based on the sale of a minimum of 100 shares of Stock on the last prior date on which at least 100 shares were sold.

                  If the Stock is not traded on a national securities exchange, but is quoted in the over-the-counter market as reported on the National Association of Securities Dealers Automated Quotation ("NASDAQ") System on a date, then the "fair market value" of the shares on such date shall be the last sale price reported by the NASDAQ System or the NASDAQ National Market System, as applicable, based on the sale of a minimum of 100 shares of Stock; if less than 100 shares are traded on such date, then the fair market value shall be the average of the high bid and low asked prices on such date as reported by NASDAQ System or the NASDAQ National Market System, as applicable; or if no prices are quoted on such date, then the fair market value shall be the last sale price of the Stock as reported by NASDAQ based on the sale of a minimum of 100 shares of Stock on the last prior date on which at least 100 shares were sold.

                  If the Stock is not traded on a national securities exchange or reported by NASDAQ, if any broker-dealer makes a market for the Stock, then the "fair market value" of the shares on a date shall be the average of the highest and lowest quoted selling prices of the Stock on that date, said average to be based on the sale of a minimum of 100 shares of Stock; if less than 100 shares are traded on such date, then the fair market value of the shares on such date shall be the average of the high bid and low asked prices on such date in such market; or if no prices are quoted on such date, then the fair market value of the shares on such date shall be the average of the highest and lowest quoted selling prices of the Stock based on the sale of a minimum of 100 shares of Stock on the last prior date on which at least 100 shares were sold.

         If  the  Stock  is  not  traded  in  any  established   market  and  no
broker-dealer makes a market in the Stock, then the "fair market value" shall be the fair value thereof as determined in good faith by the Administration Committee pursuant to any appropriate method selected by the Committee.

SECTION 3.        NUMBER OF SHARES AUTHORIZED.

                  The total number of shares of Stock authorized to be issued hereunder is 500,000 shares, which shall be newly issued shares. Additional shares may be authorized to be issued hereunder from time to time by the Board of Directors of the Company, provided that the stockholders of the Company approve such increase within twelve (12) months before or after such action by the Board of Directors.

SECTION 4.        SUBSCRIPTIONS.

                  A.       How to Subscribe.

                  Any eligible employee may subscribe hereunder by executing and mailing or delivering to the Secretary of the Company or any representative designated by him a subscription form approved by the Administration Committee. The receipt of such subscription form by the Company shall constitute the grant to the employee (and the acceptance by him) of a right to purchase the number of shares indicated on the form at the subscription price and subject to the terms and conditions contained herein, except that no such right shall be deemed to have been granted (i) during any period in which the offering of Stock under this Plan does not comply with the requirements of the Securities Act of 1933, as amended, or any applicable state securities law, or (ii) if subscriptions have been issued for the total number of shares authorized to be issued or transferred hereunder.

                  B.       Number of Shares for Which Employee May Subscribe.

                  The maximum number of shares which an eligible employee may subscribe for under the Plan shall be subject to such limitations from time to time established by the Administration Committee. The maximum number shall apply equally to all eligible participants. An employee may subscribe for less than the maximum number of shares and may successively subscribe for additional shares until he has subscribed for the maximum number of shares permitted; provided, however, that the receipt of each new subscription by the Company shall be considered to be a separate grant of a right to purchase the number of shares indicated on the subscription form for all purposes hereunder and shall be subject to the waiting periods provided below.

                  C.       Waiting Period.

                  An employee who has subscribed for less than the maximum number of shares may not subscribe for additional shares unless (i) at least six
(6) months have elapsed since the date of receipt of his last prior subscription form, (ii) such employee has withdrawn a prior subscription and at least three (3) months have elapsed since the date of his last withdrawal, or (iii) all prior subscriptions by the employee to acquire shares under the Plan have been paid in full.

                  D.       Limitations on Subscriptions.

                  Notwithstanding any provision herein, an employee shall not be entitled to subscribe hereunder if, immediately after receipt of the subscription form by the Company, such employee owns stock possessing 5% or more of the total combined voting power or value of all classes of stock of his employer corporation or its parent or any subsidiary corporation. For purposes of the preceding sentence, the rules of Section 424(d) of the Internal Revenue Code shall apply in determining the stock ownership of an employee, and stock which the employee may purchase under outstanding subscriptions hereunder or under any other stock option plan shall be treated as stock owned by the employee. Notwithstanding any provision herein, if the rights of an employee to purchase stock under all stock purchase plans (to which Section 423 of the Internal Revenue Code is applicable) of his employer corporation and its parent and subsidiary corporations accrue (within the meaning of and subject to the rules contained in Section 423(b)(8) of the Internal Revenue Code) at a rate which exceeds $25,000 of fair market value of such stock (determined at the time the subscription form is received by the Company) for any calendar year in which such subscription is outstanding at any time, such employee's subscription shall be reduced, in the manner prescribed by the Administration Committee, so that the employee's rights do not accrue at a rate which exceeds $25,000 of fair market value of such stock for such calendar year as described above.

SECTION 5.        PAYMENT OF SUBSCRIPTION PRICE.

                  A.       Payroll Deductions.

                  Payment of the subscription price under the Plan shall be made by payroll deductions pursuant to such procedures and limitations as established from time to time by the Administration Committee. Beginning on the date specified in the subscription form, or as soon as practicable for the Company thereafter, but in no event later than two months after the date specified, deductions for payment of the subscription prices shall be made from each regular payroll check for a participating employee until all of his subscriptions have been paid or withdrawn, but in no event may the payment period be structured so that the date of exercise of the purchase rights as provided in Section 7(A) hereof exceeds twenty-seven (27) months from the date of grant of such purchase rights. If local law prohibits payroll deductions for such purpose, any alternative method approved by the Administration Committee may be substituted. All payments shall be forwarded monthly to the Treasurer of the Company.

                  B.       Prepayment of Subscription Price.

                  No prepayment of subscription prices may be made except as provided in Sections 9 and 14 below.

SECTION 6.        SUBSCRIPTION ACCOUNTS.

                  A subscription account shall be created for each participating employee and all amounts withheld from his compensation shall be credited to such account. Amounts credited to such accounts shall be available for the general use of the Company. The Company will provide a statement at least once each year of the remaining balance in each participating employee's account.

SECTION 7.        ISSUANCE OF STOCK.

                  A.       Completion of Payment for 100 Share Unit.

                  When the subscription account of any employee contains an amount equal to at least 100 shares or any lesser number of shares under subscription (on a first in first out basis) multiplied by 85% of fair market value of the Stock on the day the executed subscription form is received by the Company, the employee shall be deemed to have exercised the right to purchase 100 or such lesser number of shares. Thereafter the employee's account shall be debited for the subscription price (as defined in Section 2) of such shares, and the Company shall issue or cause to be transferred to the employee a certificate for such shares within a reasonable time. If the fair market value on the day of exercise is below that on the day the executed subscription was received by the Company, the employee's subscription account shall be charged for only an amount equal to 85% of the fair market value on such exercise date of the shares then acquired and the balance in the account shall be held to pay for additional shares under subscription, if any, or returned if no additional shares are then under subscription. The number of shares purchased shall in every case be determined solely by reference to the fair market value on the date the executed subscription form is received by the Company, and may not be increased by reason of any subsequent decline in fair market value.

                  B.       Rights as Stockholders.

                  Nothing in this Plan shall confer upon any participating employee any rights as a stockholder except the right to be issued a stock certificate for fully-paid shares of Stock as provided herein, and until such issuance, the participating employee shall not be deemed the owner of any such shares for any purpose.

                  C.       Extension of Time for Delivery.

                  The time of issuance and delivery of shares may be postponed for such period as may be required to comply with registration requirements under the Securities Act of 1933, as amended, listing requirements of any stock exchange upon which Stock may be listed, if any, and the requirements under any other law or regulation applicable to the issuance or transfer of such shares.

SECTION 8.        WITHDRAWAL OF SUBSCRIPTIONS.

                  Any employee may withdraw any subscription upon filing a notice thereof with the person designated by and on the form approved by the Administration Committee. Said subscription shall thereupon be canceled as to all shares with respect to which the right to purchase has not been exercised as provided in Section 7(A) above. If the employee withdraws all his subscriptions hereunder, he will be entitled to receive the balance of his account within thirty (30) days after the receipt of such notice. If an employee withdraws a subscription, he shall not be entitled to subscribe for additional shares for three (3) months after the last such withdrawal.

SECTION 9.        TERMINATION OF EMPLOYMENT.

                  A.       Death, Permanent Disability and Retirement.

                  If a participating employee's services are terminated before his subscription is fully paid, because of death, permanent disability or retirement at age 55 or thereafter, the employee (or, in the case of death, his estate) may, at his option, within three (3) months thereafter in the case of such permanent disability or retirement or within twelve months thereafter in the case of death, prepay his subscription in whole or in part, or receive the balance of his subscription account in satisfaction of all rights under the Plan.

                  B.       Other Termination of Service.

                  If a participating employee's services are terminated before his subscription is fully paid, for any reason other than death, permanent disability or retirement at age 55 or thereafter, the employee will be entitled to receive only the balance of his subscription account. Such payment shall constitute satisfaction of all his rights under this Plan, and all remaining subscriptions hereunder shall be deemed withdrawn.

                  C.       Temporary Absence.

                  Any employee whose name is taken off the regular payroll by reason of leave of absence, temporary layoff, or through temporary disability, may at his option (i) withdraw his subscriptions hereunder and receive the amount to which he would be entitled if his services were terminated for any reason as provided in subparagraph (B) hereof, or (ii) make regular periodic payments to the Treasurer of the Company in an amount equal to the sum which would have been withheld had he continued on the regular payroll.

SECTION 10.       RIGHTS NOT TRANSFERABLE.

                  Neither the right of an employee to purchase shares hereunder, nor his account balance, shall be transferable by the employee (by way of assignment, pledge, or otherwise) except by will or the laws of descent and distribution, and neither such right nor such balance shall be liable for or subject to the debts or liabilities of such employee. If any action is taken by the employee to so transfer such right or balance, such action shall be deemed to constitute a withdrawal of the subscription involved.

SECTION 11.       ADMINISTRATION COMMITTEE.

                  This Plan shall be administered by an Administration Committee consisting of two or more non-employee directors of the Company, who shall be appointed by its Board of Directors. Until their successors shall be appointed, the Administration Committee shall consist of Samuel C. Powell, Gene E. Lewis and Mark D. Dibner. The Committee, or a majority thereof, shall have the authority to interpret this Plan, to prescribe rules and regulations thereunder, and to make all other determinations necessary or advisable for the Plan's administration. The members of the Committee shall serve until their successors have been appointed by the Board of Directors.

SECTION 12.       ADJUSTMENTS.

                  In the event of a dividend payable in Common Stock of the Company or a subdivision or combination of the Common Stock of the Company, the number of shares offered under this Plan, and the number of shares offered by options outstanding under the Plan, shall be increased or decreased proportionately, as the case may be, without change in the aggregate subscription price for such shares. In case the Company is reorganized or merged or consolidated with another corporation, appropriate provisions shall be made for the protection and continuation of any outstanding subscriptions under the Plan by the substitution on an equitable basis determined by the Board of Directors of appropriate stock or other securities of the reorganized, merged or consolidated corporation which will be issuable in respect of the Stock.

SECTION 13.       TAX ON ADDITIONAL COMPENSATION.

                  In the event that the issuance or disposition of any Stock subscribed hereunder results in additional compensation to an employee under federal, state or foreign laws which require that the tax thereon be withheld, the Company and its subsidiaries will deduct from the employee's compensation the amount required for such withholding. Until such tax is withheld or otherwise paid by the employee to the Company, Stock paid for but unissued or undelivered hereunder will be held by the Company in issued form as security for the amount required to be withheld.

SECTION 14.       TERM OF PLAN.

                  This amended and restated Plan is subject to and shall become effective upon approval by the stockholders of the Company. The Board of Directors may terminate the Plan at any time, and may amend the Plan from time to time, subject to any approval of the stockholders of the Company that may be required in order that the Plan shall continue to qualify under

     Section 423 of the Internal Revenue Code. Upon termination of the Plan, participating employees shall, in the discretion of the Board of Directors, either be permitted to complete unpaid subscriptions in a manner determined by the Administration Committee or shall be entitled to receive the balance in their subscription account in satisfaction of all rights under the Plan.

SECTION 15.       INTERPRETATION OF THE PLAN.

     It is intended that this Plan shall meet and comply with all the requirements of Section 423 of the Internal Revenue Code, and related Sections. The Plan and the terms used herein shall be interpreted by the Administration Committee in such manner as to carry out such intention, and in particular, the grant of a right to purchase shares hereunder shall be deemed to constitute the grant of an option under Section 423 of the Internal Revenue Code, and the exercise of the right to purchase hereunder shall be deemed to constitute the exercise of an option under such Section.

     IN WITNESS WHEREOF, the Company has caused these instruments to be executed by its duly authorized officers and its corporate seal to be hereunto affixed, all as of the day and year first above written.

                                            EDITEK, INC.

ATTEST:

___________________________                 By:________________________________
                  Secretary                                           President


(Corporate Seal)

                                                                     APPENDIX C


                                  EDITEK, INC.

                         ANNUAL MEETING OF STOCKHOLDERS
                                DECEMBER 19, 1996

           This Proxy is Solicited on Behalf of the Board of Directors


         The undersigned stockholder of EDITEK, Inc. (the "Company") hereby appoints Harry G. McCoy and Richard J. Braun, and each or either one of them, the true and lawful attorneys, agents, and proxies of the undersigned with full power of substitution for and in the name of the undersigned, to vote all the shares of Common Stock of EDITEK, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the offices of MEDTOX Laboratories, Inc. located at 402 West County Road D, St. Paul, Minnesota on or about Thursday, December 19, 1996, at 1:00 P.M., Central Time, and at any and all adjournments thereof, with all the powers which the undersigned would possess if personally present, for the following purposes:



                 (Continued and to be signed on the other side)

Please mark your
votes as in this
example                                             FOR     AGAINST     ABSTAIN

For     Withheld
[ ]     [  ]                                       [  ]     [ ]         [ ]

Nominees: Harry G. McCoy, Samuel        2.  The adoption of an Amendment
          C. Powell, Richard J. Braun,      to the Certificate of Incorporation
          Alex Bistricer, David Bistricer   as set forth in the Proxy Statement.
          James W. Hansen and Louis Perlman
                                        3.  The adoption of the amendment to
                                            the Employee Stock Purchase Plan
                                            as set forth in the Proxy Statement.

1. Election of                          4.  Considering and acting upon any
    Directors                               other matters which may properly
                                            come before the meeting or any
                                            adjournment thereof.

For, except vote withheld from the following nominees:



[ ] Please check box if you intend to attend the meeting in person.

     This Proxy will be voted for the choices specified. If no choice is specified with respect to the election of Directors, this Proxy will be voted FOR the election of the Directors listed. If no choice is specified for Proposals 2 and 3, this Proxy will be voted FOR Proposals 2 and 3.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement dated November __, 1996.

PLEASE MARK, SIGN, DATE AND MAIL  THIS PROXY IN THE ENVELOPE PROVIDED.

SIGNATURE(S)                                             Dated:______, 1996

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian, please give your full title as such.